QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiary	Jurisdiction of Incorporation
Onconova Europe GmbH	Germany
GBO, LLC	Delaware

QuickLinks

  Exhibit 21.1